Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement  on Form S-8 pertaining to an amendment of the ServiceSource International, Inc. 2020 Equity Incentive Plan of our reports dated February 24, 2021, with respect to the consolidated financial statements of ServiceSource International, Inc. and the effectiveness of internal control over financial reporting of ServiceSource International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
June 23, 2021